SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

BEA Systems, Inc.

(Name of Registrant as Specified In Its Charter)

Carl C. Icahn
Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II LP
Icahn Partners Master Fund III LP
High River Limited Partnership
Barberry Corp.
Hopper Investments LLC
Icahn Offshore LP
Icahn Onshore LP
Icahn Partners Holding L.P.
IPH GP LLC
Icahn Enterprises Holding L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On October 12, 2007, Carl C. Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Barberry Corp., Hopper Investments LLC, Beckton Corp., Icahn Partners Holding, LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Icahn Onshore LP and Icahn Offshore LP filed a Schedule 13D that included Item 4 stating the following:

On October 12, 2007, Carl Icahn issued a press release and delivered a letter to the Issuer in response to the Issuer’s letter sent to Oracle Corporation on October 11, 2007. Carl Icahn’s press release, which includes his letter, is attached hereto as Exhibit 2 and is incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, KEITH MEISTER, VINCENT INTRIERI, DAVID SCHECTER, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP., HOPPER INVESTMENTS LLC, BECKTON CORP., ICAHN PARTNERS HOLDING, LP, IPH GP LLC, ICAHN ENTERPRISES HOLDINGS L.P., ICAHN ENTERPRISES G.P. INC., IPH GP LLC, ICAHN PARTNERS HOLDING LP, ICAHN ONSHORE LP, ICAHN OFFSHORE LP AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF BEA SYSTEMS, INC. FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO STOCKHOLDERS OF BEA SYSTEMS, INC. FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.